Illumina Announces Preliminary Revenue for Third Quarter of Fiscal Year 2015

San Diego -- (BUSINESS WIRE) – October 5, 2015 - Illumina, Inc. (NASDAQ: ILMN) today announced estimated third quarter revenue of approximately $550 million, a 14% increase compared to $481 million in the third quarter of 2014 and 18% growth on a constant currency basis. This estimate, which is unaudited, is based on management's preliminary financial analysis.

“Demand for sequencing consumables and the HiSeq family of instruments remained strong during the quarter, while instrument sales in the desktop family underperformed our expectations,” stated Jay Flatley, CEO. “Geographically, we were disappointed with instrument sales in Europe and continued weakness in the Asia-Pacific region. Despite this 3% shortfall to expectations, our competitive position and product development pipeline are as strong as ever. The new markets we are targeting are enormous, and will support significant revenue growth for Illumina in 2016 and beyond, consistent with our prior long-term guidance.”

Financial outlook and guidance
For fiscal 2015, the company now projects approximately 18% total revenue growth (21% on a constant currency basis, assuming current exchange rates) and fourth quarter revenue of approximately $570 million. Updated GAAP and non-GAAP EPS guidance will be provided when reporting third quarter results on October 20, 2015.

Pre-Announcement Conference Call Details
A brief conference call to discuss preliminary third quarter results will be held today, October 5, 2015, at 1:30 pm Pacific Time (4:30 pm Eastern Time). Interested parties may listen to the call by dialing 800-237-9752 (passcode: 47160581), or if outside North America by dialing +1-617-847-8706 (passcode: 47160581). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 5:30 pm Pacific Time (8:30 pm Eastern Time) through October 12, 2015 by dialing 888-286-8010 (passcode: 61114080), or if outside North America by dialing +1-617-801-6888 (passcode: 61114080).

Third Fiscal Quarter Results Conference Call Details
The company also announced that results for third fiscal quarter 2015 will be issued following the close of market on Tuesday, October 20, 2015. On the same day, at 2:00 pm Pacific Time (5:00 pm Eastern Time) Jay Flatley, Chief Executive Officer, Francis deSouza, President, and Marc Stapley, Senior Vice President and Chief Financial Officer, will host a conference call to discuss financial and operating results.

Interested parties may listen to the call by dialing 866-318-8619 (passcode: 77482042), or if outside North America by dialing +1-617-399-5138 (passcode: 77482042). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on October 20, 2015 through October 27, 2015 by dialing 888-286-8010 (passcode: 76392714), or if outside North America by dialing +1-617-801-6888 (passcode: 76392714).

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome.  Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets.  Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments.  To learn more, visit www.illumina.com and follow @illumina.

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